Exhibit 99.1

Contact:	Norman C. Chambers President & Chief Operating Officer (281) 897-7788

NCI BUILDING SYSTEMS REPORTS RECORD
FIRST-QUARTER SALES AND NET INCOME

•    Sales Increased 14% to $245.2 million versus prior year $215.4 million
•    Net Income increased 86% to $10.7 million versus prior year $5.8 million
•    Earnings per diluted share rose 79% to $0.52 versus prior year $0.29

_____________________

REAFFIRMS FISCAL 2005 GUIDANCE OF $2.80 TO $3.05 PER DILUTED SHARE

HOUSTON (March 2, 2005) — NCI Building Systems, Inc. (NYSE: NCS) today announced record first-quarter financial results. Sales increased 14% to $245.2 million for the quarter, ended January 29, 2005, from $215.4 million for the first quarter of fiscal 2004. Net income grew 86% to $10.7 million for the latest quarter from $5.8 million for the first quarter of fiscal 2004. Net income per diluted share increased 79% for the first quarter of fiscal 2005 to $0.52 from $0.29 for the comparable period in fiscal 2004. Net income includes an after tax benefit of $1.1 million, or $0.06 per diluted share, related to more favorable group medical claims experience than was previously estimated. Without the effect of this benefit, earnings per diluted share were $0.46.

     Commenting on the announcement, A.R. Ginn, Chairman and Chief Executive Officer of NCI, said, “We are pleased with our financial results for the first quarter of fiscal 2005, which set a new record for first quarter earnings and also exceeded our guidance of $0.40 to $0.43 per diluted share. These results reflect the pass through of the substantial rise in steel costs that occurred primarily in the second and third quarters of calendar 2004. We continue to exercise commercial discipline and cost control initiatives to enhance productivity and operating efficiencies. These actions offset soft overall industry tonnage demand, continued pricing pressure and unusually poor winter weather.

     “With steel pricing and supply having significantly stabilized relative to fiscal 2004, we expect quarterly sales for fiscal 2005 to follow traditional seasonal patterns. The third and fourth quarter sales and earnings for this fiscal year are projected to be much stronger than the first half. Supporting this expectation, our quote activity has been very high with respect to the second half of fiscal 2005, as reflected by the 14% sequential-quarter increase in our backlog to $170.4 million at the end of the first quarter from $149.4 million at the end of fiscal 2004.

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10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax: (281) 477-9675

NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

     “NCI’s proven organic growth strategy leverages our innovative and high quality products through integrated national manufacturing and distribution systems and outstanding customer service. In addition, we are fully engaged in our search for opportunities to help us achieve our growth objectives through accretive acquisitions. We have an extensive record of successfully completing and integrating such accretive acquisitions, and we are well positioned to fund this strategy with a strong balance sheet, having raised $180 million through a first-quarter convertible senior subordinated note offering. Our strengthened financial position also reflects continued net cash flow from operations, moderate capital expenditures and additional reduction in our bank debt.

     “Based on a strengthening economy, our expectations for further industry growth and our strong market position, we remain confident of our prospects for full-year fiscal 2005. As a result, we are today reaffirming our established guidance for net income per diluted share for fiscal 2005 in a range of $2.80 to $3.05. In addition, we today establish our earnings guidance for the second quarter of fiscal 2005 in a range of $0.50 to $0.53 per diluted share, compared with $0.39 per diluted share for the second quarter of fiscal 2004.”

     Mr. Ginn concluded, “Through the years, NCI has consistently built its position of market leadership to leverage an improving market like we see developing for the second half of fiscal 2005. We believe we have the talent, financial strength and key resources in place to pursue our growth opportunities aggressively.”

     NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. The Company operates manufacturing and distribution facilities located in 16 states and Mexico.

     This release contains forward-looking statements concerning our business and operations. Forward-looking statements involve a number of risks and uncertainties, and our actual performance may differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are industry cyclicality and seasonality, fluctuations in demand and prices for steel, the financial condition of our raw material suppliers, competitive activity and pricing pressure, ability to execute our acquisition strategy and general economic conditions affecting the construction industry. These and other factors that could affect our financial position and results of operations are described in further detail in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations .

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NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

NCI BUILDING SYSTEMS, INC.
STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	January 29,	January 31,
	2005	2004
Sales	$245,239	$215,406
Cost of sales	186,528	165,189

Gross profit	58,711	50,217
	23.9%	23.3%
Selling, general and administrative expenses	38,621	36,271

Income from operations	20,090	13,946
Interest expense	(3,136)	(4,578)
Other income, net	1,101	441

Income before income taxes	18,055	9,809
Provision for income taxes	7,333	4,041

	40.6%	41.2%
Net income	$10,722	$5,768

Net income per share:
Basic	$0.53	$0.30
Diluted	$0.52	$0.29
Average shares outstanding:
Basic	20,336	19,299
Diluted	20,736	19,569
Increase in sales	13.8%
Increase in diluted earnings per share	79.3%
Gross profit percentage	23.9%	23.3%
Selling, general and administrative expenses percentage	15.7%	16.8%
Income from operations percentage	8.2%	6.5%

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NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

NCI BUILDING SYSTEMS, INC.
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Trailing 12 Months
	January 29,	January 31,
	2005	2004
Net income	$49,844	$24,726
Add:
Provision for income taxes	33,059	16,183
Interest expense	13,684	19,228
Depreciation and amortization	23,104	23,024
401(k) noncash contributions	5,735	3,106
Loss on debt refinancing	9,879	—
Non-cash real estate	—	391

Adjusted EBITDA (1)	$135,305	$86,658

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

NCI BUILDING SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	January 29,	October 30,
	2005	2004
	(Unaudited)
ASSETS
Cash	$151,834	$8,222
Accounts receivable, net	71,469	108,869
Inventories	148,043	138,363
Deferred taxes	12,873	12,873
Prepaids	7,802	6,491

Total current assets	392,021	274,818

Property, net	189,373	185,687
Excess of cash over fair value of acquired net assets	336,960	318,247
Other assets	19,807	4,105

Total assets	$938,161	$782,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$2,000	$2,000
Accounts payable	45,750	57,569
Accrued expenses	74,523	88,012

Total current liabilities	122,273	147,581

Long-term debt, noncurrent portion	372,500	214,700
Deferred income taxes	19,061	19,399
Equity	424,327	401,177

	$938,161	$782,857

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NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

NCI BUILDING SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended
	January 29, 2005	January 31, 2004
Net income	$10,722	$5,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,803	5,673
Loss on sale of fixed assets	77	79
Provisions for doubtful accounts	1,448	531
Deferred income tax provision	(338)	(129)
Decrease in current assets	22,776	15,358
Decrease in current liabilities	(26,112)	(5,806)

Net cash provided by operating activities	14,376	21,474

Cash flows from investing activities:
Proceeds from sale of fixed assets	33	—
Capital expenditures	(3,075)	(2,030)
Acquisitions	(22,590)	—
Other	(533)	35

Net cash used in investing activities	(26,165)	(1,995)

Cash flows from financing activities:
Proceeds from stock option exercises	1,970	5,497
Net payments on revolving lines of credit	(16,700)	(800)
Issuance of convertible debt	180,000	—
Payments on long-term debt	(5,500)	(31,875)
Payment of refinancing costs	(4,369)	—

Net cash provided by (used in) financing activities	155,401	(27,178)

Net increase (decrease) in cash	143,612	(7,699)
Cash at beginning of period	8,222	14,204

Cash at end of period	$151,834	$6,505

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NCI Building Systems Reports Record First-Quarter Results

March 2, 2005

NCI Building Systems, Inc.
Quarterly Segment Reporting
For the Quarter Ended January 29, 2005

	Three Months Ended		Three Months Ended
	January 29, 2005		January 31, 2004
Sales:		% Tot		% Tot
Metal components	$130,261	53	$118,377	55
Engineered building systems	88,449	36	66,879	31
Metal coil coating	26,529	11	30,150	14
Intersegment sales	45,804	19	33,161	15
Eliminations	(45,804)	(19)	(33,161)	(15)

Total net sales	$245,239	100	$215,406	100

Operating income:		% Sale		% Sale
Metal components	$16,987	13	$11,242	9
Engineered building systems	7,243	8	4,085	6
Metal coil coating	4,485	17	5,926	20
Corporate	(8,625)	—	(7,307)	—

Total operating income (% of sales)	$20,090	8	$13,946	6

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